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                             STERLING SOFTWARE, INC.               EXHIBIT 11(b)
                        COMPUTATION OF EARNINGS PER SHARE
                      THREE MONTHS ENDED DECEMBER 31, 1992
                  (in thousands, except per share information)


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                                                                                                  Fully
                                                                                  Primary        Diluted
                                                                                 ---------      ---------
Earnings:
  Earnings applicable to common stockholders . . . . . . . . . . . . . . . .      $  1,930       $  1,930
  Add:  Interest expense on amounts outstanding for the 8% Convertible
          Senior Subordinated Debentures (net of applicable income taxes). .           284            633
        Interest expense on use of proceeds from assumed conversion of options and warrants to pay off amounts outstanding on Systems
          Center, Inc. line of credit (net of applicable income taxes) . . .                          187
                                                                                  --------       --------
                                                                                  $  2,214       $  2,750
                                                                                  --------       --------
                                                                                  --------       --------


Shares:
  Weighted average of shares outstanding . . . . . . . . . . . . . . . . . .        16,559         16,559
  Add common shares issued on assumed exercise of options and warrants . . .         6,360          6,360
  Less common shares assumed repurchased . . . . . . . . . . . . . . . . . .        (3,341)        (3,341)
                                                                                  --------       --------

                                                                                    19,578
                                                                                  --------
                                                                                  --------

Common shares issued on assumed conversion of 8% Convertible Senior
  Subordinated Debentures. . . . . . . . . . . . . . . . . . . . . . . . . .                        2,437
                                                                                                 --------

                                                                                                   22,015
                                                                                                 --------
                                                                                                 --------

Earnings per common share:
  Primary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  .11
                                                                                  --------
                                                                                  --------
  Fully diluted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       $  .11
                                                                                                 --------
                                                                                                 --------

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